SUB-ITEM 77Q1(a)

                            ARTICLES OF AMENDMENT OF

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.



         INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

         FIRST: The Company desires to, and does hereby, amend its charter (the "Charter") as currently in effect by deleting in its entirety Article III,
Section 1 thereof and in lieu thereof adding a new Article III, Section 1, as follows:

                                  "ARTICLE III

                                 CAPITALIZATION

                  Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is two billion (2,000,000,000) shares of common stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of twenty million dollars ($20,000,000). Such stock may be issued as full shares or as fractional shares.

                  In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designated thirteen series of shares of common stock of the Company, with one class of shares of common stock for each series, designated as follows:

          Fund Name & Class                      Allocated Shares
          -----------------                      ----------------
INVESCO VIF - Core Equity Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Dynamics Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Financial Services Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Growth Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Health Sciences Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - High Yield Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Leisure Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Real Estate Opportunity Fund
    Series I                                 One hundred million (100,000,000)

INVESCO VIF - Small Company Growth Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Technology Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Telecommunications Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Total Return Fund
    Series I                                 One hundred million (100,000,000)
INVESCO VIF - Utilities Fund
    Series I                                 One hundred million (100,000,000)


                  Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law."

         SECOND: The amendment of the Charter as hereinabove set forth has been duly approved by a majority of the entire Board of Directors of the Company. Such amendment is limited to a change expressly authorized by ss.2-605 of the Maryland General Corporation Law, as amended, to be made without action by the stockholders of the Company.

         THIRD: The undersigned President of the Company acknowledges these Articles of Amendment to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         FOURTH: The amendment to the Charter set forth above in FIRST shall become effective on the date and at the time the Department accepts these Articles of Amendment for record.

         IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 18th day of December 2003.

                                              By: /s/ Robert H. Graham
                                                 ------------------------------
                                                    Name:  Robert H. Graham
                                                    Title: President
ATTEST:

By: /s/ Kevin M. Carome
   ----------------------------
      Name: Kevin M. Carome
      Title: Secretary


                                       2